FOR IMMEDIATE RELEASE

Iron Mountain Reports Third Quarter 2020 Results
BOSTON – November 5, 2020 – Iron Mountain Incorporated (NYSE: IRM), the storage and information management services company, announces financial and operating results for the third quarter of 2020. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain’s Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.
“The third quarter provided us with a great opportunity to demonstrate the significance of the measures we have taken over the last few months in response to the pandemic, and set a marker of out-performance through top-line resilience in our physical storage business, Adjusted EBITDA margin expansion, and by maintaining our strong cash generation track record,” said William L. Meaney, president and CEO of Iron Mountain. "Despite lingering uncertainty related to the global COVID-19 pandemic, we are seeing improvement - albeit gradual - in key U.S. and international markets as it relates to our service activity levels whilst showing continued strong performance in both our physical storage business and our Global Data Center business. I continue to be inspired by the tireless efforts of our teams as they support and care for our customers, each other, and our communities, whilst accelerating progress on our strategic priorities."
Meaney commented on the results, “Adjusted EBITDA margins expanded 30 and 80 basis points year-over-year and sequentially, respectively. The strength for margin expansion performance is even more impactful in the context of the continued investments we are making in innovation and product development, as well as a slight top-line decline, driven entirely by our service business. I would like to thank all of our Mountaineers for this remarkable performance and for their steadfast focus on safety and execution. Whilst this has been a very difficult time, we are proving to be very resilient. We are financially healthy with strong and reliable cash flow, driven in part by our brand and customer loyalty. This is evident in how we've managed the heightened uncertainty of the past 8 months. We quickly aligned on the right mix of priorities to maintain strong near-term momentum whilst continuing our investments in innovation and new products as we execute our plan for long-term value creation. This, combined with benefits from Project Summit, has allowed us to continue to invest in transforming and modernizing our company. As demonstrated by our nine-month constant currency year-over-year Adjusted EBITDA and organic storage revenue growth, we can already see the evidence supporting our belief that we will emerge from this pandemic as a stronger company on all dimensions."

Financial Performance Highlights for the Third Quarter and Year-to-Date 2020
•Total reported Revenues for the third quarter were $1.04 billion, compared with $1.06 billion in the third quarter of 2019, a decrease of 2.4%. Excluding the impact of foreign currency exchange (FX), total reported Revenues declined 2.1% compared to the prior year, driven by a 12.2% decline in Service revenue, partially offset by a 3.8% increase in Storage revenue. Year to date, total reported Revenues decreased 3.0%, or 1.5%, excluding the impact of FX.
•Income from Continuing Operations for the third quarter was $38.6 million, compared with $108.3 million in the third quarter of 2019. Income from Continuing Operations in the third quarter of 2020 included Restructuring Charges of $48.4 million associated with the implementation of Project Summit and a debt extinguishment charge of $51.3 million related to the early extinguishment of several of the Company's Notes. Income from Continuing Operations included $4.0 million of Significant Acquisition Costs in the third quarter of 2019. Year to date, Income from Continuing Operations was $96.3 million, compared with $231.1 million in 2019. Income from Continuing Operations in 2020 included Restructuring Charges of $128.7 million and Income from Continuing Operations in 2019 included Significant Acquisition Costs of $8.6 million.
•Adjusted EBITDA for the third quarter was $370.0 million, compared with $375.7 million in the third quarter of 2019, a decrease of 1.5%, and includes direct and incremental costs related to COVID-19. On a constant currency basis, Adjusted EBITDA decreased by 1.3%, driven in part by the aforementioned decline in Service revenue, partially offset by the benefits of Project Summit and the flow through from revenue management. Year to date, Adjusted EBITDA was $1.08 billion, compared with $1.05 billion in 2019, an increase of 2.4%, and excludes $9.3 million of direct and incremental costs related to COVID-19 incurred in the second quarter, as previously disclosed. Excluding the impact of FX, Adjusted EBITDA increased 3.7% year to date.
•Reported EPS - Fully Diluted from Continuing Operations for the third quarter was $0.13, compared with $0.37 in the third quarter of 2019. Year to date, Reported EPS - Fully Diluted from Continuing Operations was $0.33, compared with $0.80 in 2019.
•Adjusted EPS for the third quarter was $0.31, compared with $0.32 in the third quarter of 2019. Year to date, Adjusted EPS was $0.80, compared with $0.71 in 2019. Iron Mountain's structural tax rate was 16.8% in the third quarter of 2020, compared with 18.6% in the third quarter of 2019.
•Net Income for the third quarter was $38.6 million compared with $108.3 million in the third quarter of 2019. Net Income in the third quarter of 2020 included the aforementioned Restructuring Charges related to Project Summit and debt extinguishment charge. Year to date, Net Income was $96.3 million compared with $231.2 million in 2019.
•FFO (Normalized) per share was $0.61 for the third quarter, compared with $0.62 in the third quarter of 2019, or a decrease of 1.5%. Year to date, FFO (Normalized) per share was $1.73, compared with $1.64 in 2019, an increase of 5.6%.
•AFFO was $213.1 million for the third quarter, compared with $225.3 million in the third quarter of 2019, a decrease of 5.4%. Year to date, AFFO was $693.8 million, compared with $628.3 million in 2019, an increase of 10.4%.

Project Summit Update

Iron Mountain now expects Project Summit will generate $165 million in Adjusted EBITDA benefits in 2020, an increase from the previous expectation of $150 million, as some initiatives have been accelerated. Iron Mountain expects to spend approximately $200 million in 2020. There is no change to the overall scope and size of the total program. Iron Mountain continues to expect Project Summit to generate $375 million of Adjusted EBITDA benefits exiting 2021, with a cost to implement of approximately $450 million.

Dividend

On November 4, 2020, Iron Mountain's board of directors declared a quarterly cash dividend of $0.6185 per share for the fourth quarter. The fourth-quarter 2020 dividend is payable on January 6, 2021, for shareholders of record on December 15, 2020.

About Iron Mountain
Iron Mountain Incorporated (NYSE: IRM), founded in 1951, is the global leader for storage and information management services. Trusted by more than 225,000 organizations around the world, and with a real estate network of more than 90 million square feet across approximately 1,450 facilities in approximately 50 countries, Iron Mountain stores and protects billions of valued assets, including critical business information, highly sensitive data, and cultural and historical artifacts. Providing solutions that include secure records storage, information management, digital transformation, secure destruction, as well as data centers, cloud services and art storage and logistics, Iron Mountain helps customers lower cost and risk, comply with regulations, recover from disaster, and enable a more digital way of working. Visit www.ironmountain.com for more information.

Investor Relations Contacts:
Greer Aviv	Nathan McCurren
Senior Vice President, Investor Relations	Director, Investor Relations
Greer.Aviv@ironmountain.com	Nathan.McCurren@ironmountain.com
(617) 535-2887	(617) 535-2997

Forward Looking Statements
We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as our (1) expectations and assumptions regarding the possible impact from the COVID-19 pandemic on us and our customers, including on our businesses, financial position, results of operations and cash flows and the goodwill associated with our reporting units, (2) expected benefits, costs and actions related to, and timing of, Project Summit, (3) anticipated capital expenditures and possible funding sources and (4) other forward-looking statements related to our business, results of operations and financial condition.

These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) the severity and duration of the COVID-19 pandemic and its effects on the global economy, including its effects on us, the markets we serve and our customers and the third parties with whom we do business within those markets, (ii) our ability to execute on Project Summit and the potential impacts of Project Summit on our ability to retain and recruit employees and execute on our strategic growth plan, (iii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes, (iv) changes in customer preferences and demand for our storage and information management services, including as a result of the adoption of alternative technologies and shifts to storage of data through non-paper based technologies, (v) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, expand internationally, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and grow our business through joint ventures, (vi) changes in the amount of our capital expenditures, (vii) our ability to raise debt or equity capital and changes in the cost of our debt, (viii) the cost and our ability to comply with laws, regulations and customer demands, including those relating to data security and privacy issues, as well as fire and safety standards, (ix) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information or our internal records or information technology systems and the impact of such incidents on our reputation and ability to compete; (x) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services;(xii) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate; (xiii) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xv) the cost or potential liabilities associated with real estate necessary for our business; (xvi) the performance of business partners upon whom we depend for technical assistance or management expertise; (xvii) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xviii) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this report.

Reconciliation of Non-GAAP Measures:

Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted Earnings per Share (“Adjusted EPS”), (3) Funds from Operations (“FFO Nareit”), (4) FFO (Normalized) and (5) Adjusted Funds from Operations (“AFFO”). These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release.

Consolidated Balance Sheets
(Unaudited; dollars in thousands)

	9/30/2020	12/31/2019
ASSETS
Current Assets:
Cash and Cash Equivalents	$151,972	$193,555
Accounts Receivable, Net	791,859	850,701
Other Current Assets	190,194	192,083
Total Current Assets	$1,134,025	$1,236,339
Property, Plant and Equipment:
Property, Plant and Equipment	$8,100,871	$8,048,906
Less: Accumulated Depreciation	(3,641,804)	(3,425,869)
Property, Plant and Equipment, Net	$4,459,067	$4,623,037
Other Assets, Net:
Goodwill	$4,461,529	$4,485,209
Customer Relationships, Customer Inducements and Data Center Lease-Based Intangibles	1,317,399	1,393,183
Operating Lease Right-of-use Assets	1,963,019	1,869,101
Other	347,621	209,947
Total Other Assets, Net	$8,089,568	$7,957,440
Total Assets	$13,682,660	$13,816,816

LIABILITIES AND EQUITY
Current Liabilities:
Current Portion of Long-term Debt	$392,586	$389,013
Accounts Payable	302,618	324,708
Accrued Expenses and Other Current Liabilities	951,269	961,752
Deferred Revenue	244,430	274,036
Total Current Liabilities	$1,890,903	$1,949,509
Long-term Debt, Net of Current Portion	8,618,856	8,275,566
Long-term Operating Lease Liabilities	1,818,844	1,728,686
Other Long-term Liabilities (1)	416,811	398,828
Total Long-term Liabilities	$10,854,511	$10,403,080
Total Liabilities	$12,745,414	$12,352,589
Equity
Total Stockholders' Equity	$937,359	$1,463,962
Noncontrolling Interests	(113)	265
Total Equity	$937,246	$1,464,227
Total Liabilities and Equity	$13,682,660	$13,816,816
(1) Includes redeemable noncontrolling interests of $63.7M and $67.7M as of September 30, 2020 and December 31, 2019, respectively.

Consolidated Statements of Operations
(Unaudited; dollars in thousands, except per-share data)

	Q3 2020	Q3 2019	% Change	YTD 2020	YTD 2019	% Change
Revenues:
Storage Rental	$696,294	$673,318	3.4%	$2,056,797	$2,005,580	2.6%
Service	340,353	388,906	(12.5)%	1,030,820	1,177,414	(12.5)%
Total Revenues	$1,036,647	$1,062,224	(2.4)%	$3,087,617	$3,182,994	(3.0)%

Operating Expenses:
Cost of Sales (excluding Depreciation and Amortization) (1)	$434,505	$449,372	(3.3)%	$1,308,119	$1,373,827	(4.8)%
Selling, General and Administrative (2)	232,095	237,151	(2.1)%	712,775	758,018	(6.0)%
Depreciation and Amortization	157,252	157,561	(0.2)%	483,686	484,375	(0.1)%
Significant Acquisition Costs	—	3,950	n/a	—	8,597	n/a
Restructuring Charges	48,371	—	n/a	128,715	—	n/a
Intangible Impairments	—	—	n/a	23,000	—	n/a
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(75,840)	(9,284)	n/a	(78,170)	(17,087)	n/a
Total Operating Expenses	$796,383	$838,750	(5.1)%	$2,578,125	$2,607,730	(1.1)%

Operating Income (Loss)	$240,264	$223,474	7.5%	$509,492	$575,264	(11.4)%
Interest Expense, Net	104303.287476062	106676.580563092	(2.2)%	313408.069823066	314427.239517368	(0.3)%
Foreign Currency Transaction Loss / (Gain)	29635.0875201993	(18,251)	n/a	(6,293)	(19,885)	(68.4)%
Debt Extinguishment Expense	51,260	—	n/a	68,300	—	n/a
Other Expense (Income), Net	2,570	4,836	(46.9)%	4,432	6,488	(31.7)%
Income (Loss) before Provision (Benefit) for Income Taxes	$52,496	$130,212	(59.7)%	$129,645	$274,234	(52.7)%
Provision (Benefit) for Income Taxes	13,934	21,928	(36.5)%	33,304	43,127	(22.8)%
Gain (Loss) on Sale of Real Estate, Net of Tax	—	—	n/a	—	—	n/a
Income (Loss) from Continuing Operations	$38,562	$108,284	(64.4)%	$96,341	$231,107	(58.3)%
Income (Loss) from Discontinued Operations, Net of Tax	—	—	n/a	—	104	n/a
Net Income (Loss)	$38,562	$108,284	(64.4)%	$96,341	$231,211	(58.3)%
Less: Net Income (Loss) Attributable to Noncontrolling Interests	168	609	(72.4)%	1,058	1,534	(31.0)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	$38,394	$107,675	(64.3)%	$95,283	$229,677	(58.5)%

Earnings (Losses) per Share - Basic:
Income (Loss) from Continuing Operations	$0.13	$0.37	(64.9)%	$0.33	$0.80	(58.8)%
Total Income (Loss) from Discontinued Operations	—	—	n/a	—	—	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.13	$0.37	(64.9)%	$0.33	$0.80	(58.8)%

Earnings (Losses) per Share - Diluted:
Income (Loss) from Continuing Operations	$0.13	$0.37	(64.9)%	$0.33	$0.80	(58.8)%
Total Income (Loss) from Discontinued Operations	—	—	n/a	—	—	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.13	$0.37	(64.9)%	$0.33	$0.80	(58.8)%

Weighted Average Common Shares Outstanding - Basic	288,403	287,152	0.4%	288,105	286,869	0.4%
Weighted Average Common Shares Outstanding - Diluted	288,811	287,691	0.4%	288,471	287,555	0.3%

(1) Includes $7.6M of direct and incremental costs related to COVID-19 in YTD 2020.
(2) Includes $1.6M of direct and incremental costs related to COVID-19 in YTD 2020.

Reconciliation of Income from Continuing Operations to Adjusted EBITDA
(Dollars in thousands)

	Q3 2020	Q3 2019	% Change	YTD 2020	YTD 2019	% Change

Income (Loss) from Continuing Operations	$38,562	$108,284	(64.4)%	$96,341	$231,107	(58.3)%

Add / (Deduct):
Intangible Impairments	—	—	n/a	23,000	—	n/a
Provision (Benefit) for Income Taxes	13,934	21,928	(36.5)%	33,304	43,127	(22.8)%
Foreign Currency Transaction Loss / (Gain)	29,635	(18,251)	n/a	(6,293)	(19,885)	n/a
Other Expense (Income), Net	2,570	4,836	(46.9)%	4,432	6,488	(31.7)
Debt Extinguishment Expense	51,260	—	n/a	68,300	—	n/a
Interest Expense, Net	104,303	106,677	(2.2)%	313,408	314,427	(0.3)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(75,840)	(9,284)	n/a	(78,170)	(17,087)	n/a
Depreciation and Amortization	157,252	157,561	(0.2)%	483,686	484,375	(0.1)%
Significant Acquisition Costs	—	3,950	n/a	—	8,597	n/a
Restructuring Charges	48,371	—	n/a	128,715	—	n/a
COVID-19 Costs	—	—	n/a	9,285	—	n/a
Adjusted EBITDA	$370,047	$375,701	(1.5)%	$1,076,008	$1,051,149	2.4%

Adjusted EBITDA
Adjusted EBITDA is defined as income (loss) from continuing operations before interest expense, net, provision (benefit) for income taxes, depreciation and amortization, and also excludes certain items that we believe are not indicative of our core operating results, specifically: (i) (gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (ii) intangible impairments; (iii) other expense (income), net (which includes foreign currency transaction (gains) losses, net, and debt extinguishment expense); (iv) Significant Acquisition Costs; (v) Restructuring Charges; and (vi) COVID-19 Costs. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Finally, Adjusted EBITDA does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP).

Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q3 2020	Q3 2019	% Change	YTD 2020	YTD 2019	% Change

Reported EPS - Fully Diluted from Continuing Operations	$0.13	$0.37	(64.9)%	$0.33	$0.80	(58.8)%
Add / (Deduct):
Intangible Impairments	—	—		0.08	—
Other Expense (Income), Net	0.29	(0.05)		0.23	(0.05)
Loss (Gain) on Disposal/Write-Down of PP&E, Net	(0.26)	(0.03)		(0.27)	(0.06)
Significant Acquisition Costs	—	0.01		—	0.03
Restructuring Charges	0.17	—		0.45	—
COVID-19 Costs	—	—		0.03	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.01)	—		(0.05)	(0.01)
Net Income (Loss) Attributable to Noncontrolling Interests	—	—		—	0.01
Adjusted EPS - Fully Diluted from Continuing Operations	$0.31	$0.32	(3.1)%	$0.80	$0.71	12.7%
(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the nine months ended September 30, 2020 and 2019, respectively, is primarily due to (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS was 16.8% for the nine months ended September 30, 2020 and 18.6% for the nine months ended September 30, 2019. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter’s estimate of the annual structural tax rate for both the three month and YTD periods. This may result in the current period adjustment plus prior reported quarterly adjustments to not sum to the full year adjustment.

Adjusted Earnings Per Share, or Adjusted EPS
Adjusted EPS is defined as reported earnings per share fully diluted from continuing operations excluding: (i) (gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (ii) intangible impairments; (iii) other expense (income), net (which includes foreign currency transaction (gains) losses, net, and debt extinguishment expense); (iv) Significant Acquisition Costs; (v) Restructuring Charges; (vi) COVID-19 Costs; and (vii) the tax impact of reconciling items and discrete tax items. Adjusted EPS includes income (loss) attributable to noncontrolling interests. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

Reconciliation of Net Income Attributable to IRM to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q3 2020	Q3 2019	% Change	YTD 2020	YTD 2019	% Change

Net Income	$38,562	$108,284	(64.4)%	$96,341	$231,211	(58.3)%
Add / (Deduct):
Real Estate Depreciation (1)	72,019	72,939	(1.3)%	224,325	220,179	1.9%
(Gain) Loss on Sale of Real Estate, Net of Tax	(75,880)	(9,740)	n/a	(77,461)	(40,252)	92.4%
Data Center Lease-Based Intangible Asset Amortization (2)	10,441	11,356	(8.1)%	32,173	35,337	(9.0)%

FFO (Nareit)	$45,142	$182,839	(75.3)%	$275,378	$446,475	(38.3)%
Add / (Deduct):
Loss (Gain) on Disposal/Write-Down of PP&E, Net	40	369	(89.2)%	(359)	28,558	n/a
Foreign Currency Transaction Loss / (Gain)	29,635	(18,251)	n/a	(6,293)	(19,885)	(68.4)%
Debt Extinguishment Expense	51,260	—	n/a	68,300	—	n/a
Other Expense (Income) , Net	2,570	4,836	(46.9)%	4,432	6,488	(31.7)%
Intangible Impairments	—	—	n/a	23,000	—	n/a
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(4,314)	1,283	n/a	(13,959)	(9,202)	51.7%
(Income) Loss from Discontinued Operations, Net of Tax	—	—	n/a	—	(104)	n/a
Real Estate Financing Lease Depreciation	3,501	3,115	12.4%	10,095	9,732	3.7%
Significant Acquisition Costs	—	3,950	n/a	—	8,597	n/a
Restructuring Charges	48,371	—	n/a	128,715	—	n/a
FFO (Normalized)	$176,205	$178,141	(1.1)%	$498,594	$470,659	5.9%

Per Share Amounts (Fully Diluted Shares)
FFO (Nareit)	$0.16	$0.64	(75.1)%	$0.95	$1.55	(38.7)%
FFO (Normalized)	$0.61	$0.62	(1.5)%	$1.73	$1.64	5.6%

Weighted Average Common Shares Outstanding - Basic	288,403	287,152	0.4%	288,105	286,869	0.4%
Weighted Average Common Shares Outstanding - Diluted	288,811	287,691	0.4%	288,471	287,555	0.3%
(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts ("Nareit") and us as net income (loss) excluding depreciation on real estate assets, gains on sale of real estate, net of tax and amortization of data center leased-based intangibles ("FFO (Nareit)"). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net (loss) income. Although Nareit has published a definition of FFO, modifications to FFO (Nareit) are common among REITs as companies seek to provide financial measures that most meaningfully reflect their particular business. Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (ii) intangible impairments; (iii) other expense (income), net (which includes foreign currency transaction (gains) losses, net, and debt extinguishment expense); (iv) real estate financing lease depreciation; (v) Significant Acquisition Costs; (vi) Restructuring Charges; (vii) COVID-19 Costs; (viii) the tax impact of reconciling items and discrete tax items; (ix) loss (income) from discontinued operations, net of tax; and (x) loss (gain) on sale of discontinued operations, net of tax.
FFO (Normalized) per share
FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

Reconciliation of Net Income Attributable to IRM to FFO and AFFO (continued)

(Dollars in thousands)

	Q3 2020	Q3 2019	% Change	YTD 2020	YTD 2019	% Change

FFO (Normalized)	$176,205	$178,141	(1.1)%	$498,594	$470,659	5.9%
Add / (Deduct):
Non-Real Estate Depreciation	32,629	32,099	1.7%	100,357	106,574	(5.8)%
Amortization Expense (1)	33,271	33,830	(1.7)%	99,704	98,451	1.3%
Amortization of Deferred Financing Costs	4,149	4,078	1.8%	13,150	12,286	7.0%
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	2,363	3,237	(27.0)%	7,612	10,417	(26.9)%
Non-Cash Rent Expense (Income)	2,779	1,379	n/a	8,276	3,394	n/a
Stock-based Compensation Expense	8,055	7,120	13.1%	31,998	28,140	13.7%
Reconciliation to Normalized Cash Taxes	(5,441)	4,641	n/a	23,375	(5,882)	n/a
Less:
Non-Real Estate Growth Investment CapEx (2)	20,658	15,822	30.6%	40,800	28,915	41.1%
Real Estate, Data Center and Non-Real Estate Recurring CapEx	20,301	23,433	(13.4)%	48,508	66,830	(27.4)%
AFFO	$213,051	$225,270	(5.4)%	$693,758	$628,293	10.4%

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $5.4M and $4.2M in Q3 2020 and Q3 2019, respectively, and $17.0M and $14.1M in YTD 2020 and YTD 2019, respectively.
(2) Non-Real Estate Growth CapEx excludes Summit CapEx included in the Summit Transformation project of $2.5M and $4.5M in Q3 2020 and
YTD 2020, respectively.

Adjusted Funds From Operations, or AFFO
AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income plus depreciation on non-real estate assets, amortization expense associated with customer relationship value (CRV), intake costs, acquisitions of customer relationships and other intangibles, and excluding amortization expense associated with capitalized internal commissions, amortization of deferred financing costs, revenue reduction associated with amortization of permanent withdrawal fees and above-and below-market data center leases, stock-based compensation expense and the impact of reconciling to normalized cash taxes, less recurring capital expenditures and non-real estate growth investments (on a cash basis), excluding Significant Acquisition Capital Expenditures. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning capital to our stockholders and voluntary prepayments of indebtedness. Additionally AFFO is reconciled to cash flow from operations to adjust for real estate and REIT tax adjustments, Significant Acquisition Costs, Restructuring Charges, and other non-cash expenses. AFFO does not include adjustments for customer inducements, acquisition of customer relationships and investment in innovation as we consider these expenditures to be growth related.